UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 29, 2014

Indo Global Exchange(s) Pte. Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-53438	48-1308991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Menara Standard Chartered, JI. Prof. Dr. Satrio 30th Floor, Jakarta Indonesia KAV146, Surabaya – Indonesia
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	62-2125555600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01                      Entry into a Material Definitive Agreement

On May 29, 2014, Indo Global Exchange(s) Pte. Ltd. (the “Company”) entered into an engagement agreement (the “Agreement”) with International Global Exchange (AUST) (“IGE”), PT Griya Matahari Bali, and Kina Securities Limited (“Kina”) with an effective date of November 25, 2013.   Pursuant to the terms of the Agreement, Kina appointed the Company, IGE and PT Griya Matahari Bali (collectively, “IGEX”) to provide certain services to Kina, including use of IGEX’s comprehensive online trading platform for Kina referred clients, which platform includes access to 21 global equity exchanges, account statements in real time, live streaming news and other features and capabilities.  IGEX has agreed to (i) act as administrator, promoter, educator and integrator for all Kina referred clients, (ii) monitor any developments on transactions that occur on accounts of such Kina referred clients, and (iii) provide technical and market analysis support.  IGEX has also agreed to provide a range of seminars as required by Kina, which shall provide instruction on the use of IGEX’s online trading platform.

The term of the Agreement is ten (10) years and may be terminated for cause or without cause upon 120 days’ notice to the other party.  Kina may terminate the Agreement for cause upon the occurrence of certain events, including the following: IGEX (i) has a liquidator or receiver appointed, (ii) becomes an externally administered body, (iii) passes a resolution for winding up, (iv) is guilty of any fraudulent act or willful misconduct which is related to the Agreement, or (v) breaches the terms of the Agreement.

IGEX and Kina will receive commissions for each trade conducted by a client, which total commission amounts shall be determined by Kina.  For trades under AUD 8,500, the exchange and settlement fee amount is AUD 18.00.   For trades over AUD 8,501, the exchange and settlement fee amount is AUD 12.00 plus 0.07% of the trade value.  IGEX will receive 30% of the overall commission fees while Kina will receive 70% of the overall commission fees.

The Agreement includes certain other customary representations, warranties and covenants of the parties.  The parties also agreed to indemnify each other for losses, taxes, expenses, costs and liabilities which may by incurred as a result of a party ‘s breach of the Agreement.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1and is incorporated by reference into this Item 1.01.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                           Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1	Engagement Agreement, dated May 29, 2014, between the Company, International Global Exchange (AUST), PT Griya Matahari Bali and Kina Securities Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDO GLOBAL EXCHANGE(S) PTE. LTD.

Date: June 5, 2014	By:	/s/ John F. O’Shea
	Name:	John F. O’Shea
	Title:	President